united states

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 13, 2012

Astoria Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11967	11-3170868
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

ONE ASTORIA FEDERAL PLAZA, LAKE SUCCESS, NEW YORK 11042-1085

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (516) 327-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 13, 2012, Astoria Financial Corporation (the “Company”) completed its previously announced redemption of all of its outstanding 5.75% Senior Notes due 2012 (the “Notes”) ($250 million in aggregate principal amount). In accordance with the redemption provision of the Notes and Section 3.7 of the Indenture, dated as of October 16, 2002, between the Company and Wilmington Trust Company, as trustee, the Notes were redeemed at a price equal to 100.460% of the principal amount of the Notes. In addition, the Company paid accrued and unpaid interest on the Notes up to, but excluding, September 13, 2012, which interest amounted to $23.638889 per $1,000 principal amount of the Notes.

signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTORIA FINANCIAL CORPORATION
By: /s/ Thomas E. Lavery Thomas E. Lavery Senior Vice President and General Counsel

Dated: September 14, 2012

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